Exhibit 3(a)

                        CERTIFICATE OF INCORPORATION

                                     OF

                        CNH CAPITAL RECEIVABLES INC.

                  FIRST: The name of the corporation is CNH Capital Receivables Inc. (the "Corporation").

                  SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is CT Corporation.

                  THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage exclusively in the following activities:

                  (a) to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time installment sale contracts, sale contracts, receivables, installment obligations, loans or leases arising out of or relating to the sale or lease of new or used agricultural, construction or other industrial equipment, monies due thereunder, security interests in the equipment financed thereby, proceeds from claims on insurance policies related thereto and related agreements, instruments, documents and rights (collectively, "Receivables");

                  (b) to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with the collateral securing or equipment leased under the Receivables, related insurance policies, agreements with equipment dealers or lessors or other originators or servicers of Receivables and any proceeds or further rights associated with any of the foregoing (collectively, "Related Rights");

                  (c) to deal with the obligors under or servicers of Receivables and Related Rights;

                  (d) to borrow funds and issue evidences of indebtedness in respect thereof, and sell and assign Receivables and Related Rights or interests in Receivables and Related Rights and issue notes, certificates or evidences of ownership or assignments in respect thereof, in each case in order to finance and facilitate the purchase of Receivables and Related Rights and


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

                           to secure such borrowings and indebtedness with (and to pledge and grant liens on and security interests in) Receivables and Related Rights acquired from time to time and other assets and properties in which it otherwise has a right, title or interest, provided, that, if the Corporation has issued any securities (either directly or through a securitization trust) that are then rated by a nationally recognized statistical rating organization (a "Rating Agency"), the Corporation shall not directly borrow funds or issue evidence of indebtedness other than as permitted by such rated transaction unless each Rating Agency shall have confirmed in writing that such action would not cause it to downgrade or withdraw its rating of any outstanding indebtedness (direct or indirect) then rated by such Rating Agencies;

                  (e) to enter into one or more agreements relating to such borrowing of funds and issuing evidences of indebtedness in respect thereof, in each case referred to in clause (d) above, and the issuance of such notes, certificates or other evidences of ownership or assignment, and to enter into credit enhancement arrangements and agreements with respect thereto and the purchase and servicing of Receivables and Related Rights and all such documents, agreements and instruments necessary or appropriate in connection therewith and to undertake all such duties and obligations and covenants as may be set forth in such agreements, documents, and instruments on its part to be performed thereunder (such agreements, documents and instruments, "Securitization Agreements");

                  (f) to loan or otherwise invest proceeds from Receivables and Related Rights and any other income, in either case to the extent permitted in any Securitization Agreement;

                  (g) to execute, deliver and perform agreements evidencing, necessitated by or in connection with any and all of the foregoing;

                  (h)      to issue capital stock as provided for herein; and

                  (i) to engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the General Corporation Law of the State of Delaware that are incidental to and necessary, suitable or convenient for the accomplishment of the purposes specified in clauses (a) through (h) above.

                  FOURTH: (a) The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Two Hundred (200) shares of common stock, par value $5.00 per share (the "Common Stock").


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

                  (b) All voting rights shall be vested in the holders of the Common Stock, and at each meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each share on each matter to come before the meeting.

                  (c) Dividends may be declared upon and paid to the holders of the Common Stock as the Board of Directors shall determine.

                  (d) In the event of voluntary or involuntary liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to share ratably in all assets of the Corporation.

                  FIFTH: The name and mailing address of the sole incorporator of the Corporation is as follows:

                  Name                               Mailing Address
                  ----                               ---------------

                  Peter T. Gruszka                   Mayer, Brown & Platt
                                                     190 South LaSalle Street
                                                     Chicago, IL 60603

                  SIXTH:   (a)  The business and affairs of the Corporation
shall be managed by and under the direction of the Board of Directors.

                  (b) At any given time, at least two members of the Corporation's Board of Directors shall be an Independent Director as defined below; provided, however, that if at any time the office of either Independent Director shall be vacant for any reason, subject to ARTICLE NINTH and Paragraph (d) of this ARTICLE SIXTH hereof, any action taken by the Board of Directors in accordance with this Certificate of Incorporation and the Corporation's By-Laws (other than actions taken with respect to matters described in such ARTICLE NINTH and Paragraph (d) of this ARTICLE
                            SIXTH) shall nonetheless be valid.


                  (c) As used herein, the following terms shall have the meaning set forth below:

                           (i) An "Independent Director"shall be an individual who (A) is not (and is not an affiliate of) and for a five year period prior to election or appointment, as the case may be, was not (and was not an affiliate of) a director, officer, employee, manager, contractor, customer or supplier (in either case, of goods or services, or both, having a value of $1,000 or more) or the beneficial owner at the time of such individual's appointment as an Independent Director,



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

                                    or at any time thereafter while serving
                                    as an Independent Director, of (x)
                                    either directly or indirectly, any of
                                    the outstanding shares of common stock
                                    of CNH Global N.V. ("CNH Global"), or
                                    (y) directly or indirectly, outstanding
                                    shares of common stock of any affiliate
                                    of having a value greater than the
                                    lesser of (i) $30,000 or (ii) 0.5% of
                                    such individual's net worth; provided,
                                    that, with respect to clause (y) next
                                    above, no shares held by a mutual fund,
                                    investment trust or similar investment
                                    vehicle in which such individual holds
                                    an interest shall be included in the
                                    calculation of the value of the common
                                    stock of any affiliate of CNH Global
                                    held by such individual so long as such
                                    individual does not directly or
                                    indirectly make the investment
                                    decisions for such mutual fund,
                                    investment trust or other investment
                                    vehicle; (B) is not a spouse, parent,
                                    sibling or child of any Person
                                    described by clause (A); and (C) has
                                    not served as a trustee in bankruptcy
                                    for CNH Global or any of its affiliates
                                    or subsidiaries; provided, however,
                                    that notwithstanding anything contained
                                    in clauses (A) through (C) above, an
                                    Independent Director may serve or have
                                    served as an Independent Director of
                                    one or more additional limited purpose
                                    corporations, business trusts,
                                    partnerships or other entities
                                    organized for the purpose of acquiring,
                                    financing or otherwise investing,
                                    directly or indirectly, in assets or
                                    receivables originated, owned or
                                    serviced by CNH Global or any of its
                                    affiliates.

                           (ii) An "affiliate" of a Person, or a Person "affiliated with," a specified Person shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person.

                           (iii) The term "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                           (i)      The term "Person" shall mean any
                                    individual, partnership, firm,
                                    corporation, association, trust,
                                    limited liability company,
                                    unincorporated organization or other
                                    entity, as well as any syndicate or
                                    group deemed to be a Person pursuant to
                                    Article 13(d)(3) of the Securities
                                    Exchange Act of 1934, as amended.

                           (ii)     A "subsidiary" of Case Credit
                                    Corporation ("Credit") shall mean any
                                    corporation a majority of the voting
                                    stock of which is owned, directly or
                                    indirectly, through one or more other
                                    subsidiaries, by Credit.



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


                  (d) If an Independent Director resigns, dies or becomes incapacitated, or such position otherwise becomes vacant, no action requiring the unanimous vote of the Board of Directors shall be taken until a successor Independent Director is elected and qualified and approves of such action. In the event of the death, incapacity or resignation of an Independent Director, or a vacancy for any other reason, a successor Independent Director shall be appointed by the remaining directors. To the extent permitted by Delaware law, the Independent Directors, in voting on matters subject to the approval of the Board of Directors, shall at all times take into account the interests of creditors of the Corporation, in addition to the interests of the Corporation and its stockholders.

                  SEVENTH:  The Corporation is to have perpetual existence.

                  EIGHTH: Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the By-laws or, if not so designated or provided, at the registered office of the Corporation in the State of Delaware. Elections of directors need not be by ballot unless and except to the extent that the By-laws so provide. The books of the Corporation may be kept (subject to any provision contained in any applicable statute) outside the State of Delaware at such place or places as may be designated from time to time by the Corporation's Board of Directors or in the By-laws of the Corporation.

                  NINTH: (a) The Corporation shall not, without the affirmative vote of 100% of the members of the Board of Directors, including the affirmative vote of each Independent Director, which vote of each such director shall be in writing and given prior to such action, do any of the following:

                           (i) engage in any business or activity other than those set forth in ARTICLE THIRD hereof;

                           (ii) dissolve or liquidate, in whole or in part, consolidate or merge with or into any other entity or convey or transfer its properties and assets, substantially as an entirety to any entity other than in the ordinary course of the Corporation's business as set forth in ARTICLE THIRD hereof;

                           (iii) institute proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it or file a petition seeking, or consent to, reorganization, liquidation or relief under any applicable federal or state law relating to bankruptcy, insolvency, reorganization or dissolution,



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

                                    or consent to the appointment of a
                                    receiver, liquidator, assignee,
                                    trustee, sequestrator (or other similar
                                    official) of the Corporation or a
                                    substantial part of its property, or
                                    make an assignment for the benefit of
                                    creditors, or admit in writing its
                                    inability to pay its debts as they
                                    become due, or take corporate action in
                                    furtherance of any such action or take
                                    any similar action with respect to any
                                    securitization trust established by it;
                                    or

                           (iv) increase or reclassify the capital stock of the Corporation or issue any additional shares of capital stock of the Corporation.

                  (b) The Corporation shall not take any corporate action in connection with any merger of the Corporation into, or consolidation of the Corporation with, any other Person or entity, or convey, transfer or lease substantially all of its assets as an entirety to any Person or entity unless, the following conditions are satisfied:

                           (i) The Person or entity surviving such merger or consolidation or the Person or entity which acquires by conveyance, transfer or lease substantially all of the assets of the Corporation (A) is organized under the laws of the United States or any state thereof,
                                    (B) has immediately following such merger or consolidation or transfer a net worth at least equal to that of the Corporation immediately prior to such merger, consolidation or transfer (or whose obligations are guaranteed by a Person or entity with a net worth at least equal to that of the Corporation immediately prior to such merger, consolidation or transfer),
                                    (C) expressly assumes all of the
                                    bligations of the Corporation in connection with the indebtedness of the Corporation and (D) shall have a certificate of incorporation, or other organizational document containing provisions substantially similar to the provisions of ARTICLE THIRD, this ARTICLE NINTH, ARTICLE TENTH and ARTICLE ELEVENTH of this Certificate of Incorporation.


                           (ii) Immediately after giving effect to such merger, consolidation or transfer, no default or event of default shall have occurred and be continuing under any agreement to which the Corporation is a party.

                           (iii) Such merger, consolidation or transfer shall be authorized by (A) the affirmative vote of 100% of the entire Board of Directors, including each Independent Director and (B) the affirmative vote of the holders of outstanding shares of capital stock of the


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

                                    Corporation representing 100% of all
                                    the votes entitled to be cast thereon.

                  (c) The Corporation shall not, without the affirmative vote of 100% of the members of the Board of Directors, including the affirmative vote of each Independent Director, which vote of each such director shall be in writing and given prior to such action, dissolve or liquidate, in whole or in part;

provided that if there is not two Independent Directors then in office and acting, a vote upon any matter set forth in this ARTICLE NINTH shall not be taken unless and until both Independent Directors shall have been duly elected.

                  TENTH: Without the affirmative vote of each member of the Corporation's Board of Directors, including the affirmative vote of the Independent Directors, the Corporation shall not amend either this Certificate of Incorporation or the By-laws of the Corporation; provided that if there are not two Independent Directors then in office, a vote upon any matter set forth in this ARTICLE TENTH shall not be taken unless and until two Independent Directors shall have been duly elected.

                  ELEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) To make, alter or repeal the By-Laws of the Corporation, subject to any limitation set forth in the By-Laws or in this Certificate of Incorporation.

                  (b) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                  (c) By a majority of the whole Board, to designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may



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

                           require it; but no such committee shall have the power or authority in reference to taking any action that requires the unanimous consent of all members of the Board of Directors, including amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                  (d) To exercise, in addition to the powers and authorities herein or by law conferred upon it, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the laws of the State of Delaware and of this Certificate of Incorporation and of the By-Laws of the Corporation.

                  TWELFTH: The Corporation will maintain its separate corporate existence and identity and will take all steps necessary to make it apparent to third parties that the Corporation is an entity with assets and liabilities distinct from those of Credit or any subsidiary or affiliate of Credit. Without limiting the foregoing, the Corporation shall therefore, at all times (i) promptly reimburse Credit or any affiliate of Credit for all reasonable expenses paid or incurred by Credit, any affiliate or their personnel for or on behalf of the Corporation, including appropriate allocations of (x) salaries and benefits of those personnel performing services for the Corporation and (y) office space, overhead, computing and other expenses attributable to services performed for the Corporation, if any, (ii) maintain the Corporation's books, accounting records and other corporate documents and records separate from those of Credit or any other entity, (iii) prepare separate financial statements from those of Credit and request that Credit include appropriate footnotes in any consolidated financial statements issued by Credit to reflect the Corporation's separate existence and assets and liabilities, (iv) maintain the Corporation's books of account and payroll (if any) separate from those of Credit or any affiliate of Credit, (v) act solely in its corporate name and through its own authorized officers and agents, stationary, checks, invoices and letterhead, (vi) separately manage the Corporation's liabilities from those of Credit or any affiliate of Credit and pay its own liabilities, including all administrative expenses, including salaries, from its own separate assets, (vii) pay from the Corporation's assets all obligations and indebtedness of any kind incurred by the Corporation,
(viii) maintain an arm's length relationship with its affiliates, (ix) maintain a sufficient number of employees in light of its contemplated business operations, (x) hold itself out as a separate entity, (xi) correct any known misunderstanding regarding its separate identity, (xii) except as contemplated by a Securitization Agreement, not commingle its assets with those of any other entity, (xiii) except as contemplated by a Securitization Agreement, not acquire obligations or securities of its partners, members or shareholders, (xiv) except as contemplated by a Securitization Agreement, not pledge its assets for the benefit of any other entity or make loans or advances to any other



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

entity, and (xv) maintain adequate capital in light of its contemplated business operations. The Corporation shall abide by all corporate formalities, including the maintenance of current minute books, and the Corporation shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities. The Corporation shall not assume the liabilities of Credit or any affiliate of Credit, and shall not guarantee the liabilities of Credit or any affiliate of Credit. The officers and directors of the Corporation (as appropriate) shall make decisions with respect to the business and daily operations of the Corporation independent of and not dictated by Credit or any affiliate of Credit.

                  THIRTEENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  FOURTEENTH: A director shall be fully protected in relying on information, opinions, reports, books or account or statements, including financial statements and other financial data, that are prepared or presented by (a) one or more directors, officers or employees of the Corporation reasonably believed to be reliable and competent in the matters prepared or presented, (b) counsel, public accountants, or other persons as to matters reasonably believed to be within the preparer or presenter's professional or expert competence, or (c) a committee on which the director relying thereon does not serve and which has been established in accordance with General Corporation Law of the State of Delaware, as to matters within the committee's designated authority and matters on which the committee is reasonably believed to merit confidence. Notwithstanding anything to the contrary in the immediately proceeding sentence, a director is not entitled to rely on such information, opinions, reports, books of account or statements if he or she has knowledge concerning the matter in question that would cause reliance thereon to be unwarranted.

                   FIFTEENTH: (a) The Corporation shall indemnify any officer or director who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The


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

termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                  (b) The Corporation shall indemnify any officer or director who was or is a party or who is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he reasonably believed to be in or ot opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to or such expenses as the court deems proper.

                  (a) Notwithstanding anything contained in this ARTICLE FIFTEENTH to the contrary and subject to the applicable provisions of the General Corporation Law of the State of Delaware, as long as any obligations of the Corporation are outstanding, the rights of each officer and director of the Corporation hereunder shall be entirely subordinated to the full payment when due of all such obligation.

                  SIXTEENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that the provisions of this ARTICLE SIXTEENTH shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation and to its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation



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

shall be eliminated or limited to the fullest extent permitted by the law of the State of Delaware as the same exists from time to time. Any repeal or modification of the ARTICLE SIXTEENTH by the stockholders of the Corporation shall not adversely affect any elimination of or limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  SEVENTEENTH: Except as set forth in ARTICLE NINTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  EIGHTEENTH: The number of the directors constituting the Board of Directors shall be five and the following persons shall serve as the initial directors of the Corporation:

                  Name                              Address
                  ----                              --------

                  Robert A. Wegner                  100 South Saunders Road
                                                    Lake Forest, IL 60045

                  Theodore R. French                100 South Saunders Road
                                                    Lake Forest, IL 60045

                  Jean-Pierre Rosso                 100 South Saunders Road
                                                    Lake Forest, IL 60045

                  John R. Power, Jr.                Patrician Group
                                                    901 Warrenville Road
                                                    Suite 205
                                                    Lisle, IL 60532

                  William L. Staples                Staples Financial Inc.
                                                    233 South Wacker Drive
                                                    Suite 9650
                                                    Chicago, IL 60606



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
                                      EXECUTED this 19th of May, 2000


                                      By: /s/ Peter T. Gruszka
                                         --------------------------------------
                                              Peter T. Gruszka

                         CERTIFICATE OF AMENDMENT

                                    OF

                       CERTIFICATE OF INCORPORATION

                                * * * * *

        CNH Capital Receivables Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

        DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members dated June 27, 2000, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

        RESOLVED that the Board of Directors hereby declares it advisable to amend the Certificate of Incorporation of the Corporation, effective on the date of filing a Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware as follows:

        RESOLVED, that clause (a) of Article Third of the Certificate of Incorporation of the Corporation be and it hereby is amended in its entirety to read as follows:

         "(a) to acquire, own, hold, service, sell, assign, pledge, finance, refinance and otherwise deal with from time to time installment sale contracts, sale contracts, receivables, installment obligations, loans or leases arising out of or relating to the sale or lease of new or used agricultural, construction or other equipment, monies due thereunder, security interests in the equipment financed thereby and in the equipment subject to such leases, proceeds from claims on insurance policies related thereto and related agreements, instruments, documents and rights (collectively, "Receivables")";

        RESOLVED, that clause (d) of Article Third of the Certificate of Incorporation of the Corporation be and it hereby is amended in its entirety to read as follows:



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         "(d)  to borrow funds and issue evidences of indebtedness in respect thereof, and sell and assign Receivables and Related Rights or interests in Receivables and Related Rights and issue notes, certificates or evidences of ownership or assignments in respect thereof, in each case in order to finance and facilitate the purchase of Receivables and Related Rights and to secure such borrowings and indebtedness with (and to pledge and grant liens on and security interests in) Receivables and Related Rights acquired from time to time and other assets and properties in which it otherwise has a right, title or interest, provided, that, if the Corporation has issued any securities (either directly or through a securitization trust) that are then rated by a nationally recognized statistical rating organization (a "Rating
               Agency"), the Corporation shall not directly borrow funds or issue evidence of indebtedness other than as permitted by such rated transaction unless each Rating Agency shall have confirmed in writing that such action would not cause it to downgrade or withdraw its rating of any outstanding indebtedness (direct or indirect) then rated by such Rating Agencies (the "Rating Agency Condition");"

        RESOLVED, that clause (b) of Article Ninth of the Certificate of Incorporation of the Corporation be and it hereby is amended by adding Article Ninth (b)(iv) to read as follows:

                 "(b)(iv) The Rating Agency Condition is satisfied."

        RESOLVED, that Article Seventeenth of the Certificate of Incorporation of the Corporation be and it hereby is amended in its entirety to read as follows:

                 "SEVENTEENTH: Except as set forth in ARTICLE NINTH hereof and subject to satisfaction of the Rating Agency Condition, the Corporation deserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

        RESOLVED, that Article Nineteenth be and is hereby added to read as follows:

               "NINETEENTH: To the extent permitted by Delaware law, the Directors, in voting on matters subject to the approval of the Board of Directors, shall at all times take into account the


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               interests of creditors of the Corporation, in addition to the interests of the Corporation and its stockholders."

        SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

        FOURTH: That the amendment shall be effective on the date of filing this Certificate of Amendment of Certificate of Incorporation with the Office of the Secretary of State of Delaware.




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        IN WITNESS WHEREOF, CNH Capital Receivables Inc. has caused this
Certificate to be signed by its Senior Vice President and Chief Financial Officer, Robert A. Wegner, this 27th day of June, 2000.

                                           CNH Capital Receivables Inc.


                                           By:      /s/ Robert A. Wegner
                                              --------------------------